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                                                                    EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

I.    EVANS OIL OF LOUISIANA, INC.
      100% Owned Subsidiary
      Incorporated in the State of Louisiana

II.   IN & OUT MINI MART, INC.
      100% Owned Subsidiary
      Incorporated in the State of Texas

III.  DIAMOND MINI MART, INC.
      100% Owned Subsidiary of In & Out Mini Mart, Inc.
      Incorporated in the State of Texas

IV.   EVANS OIL COMPANY, INC.
      100% Owned Subsidiary
      Incorporated in the State of Texas

V.    EDCO, INC.
      19% Owned Subsidiary of Evans Systems, Inc.
      81% Owned Subsidiary of Evans Oil Company, Inc.
      Incorporated in the State of Texas

VI.   WAY ENERGY SYSTEMS, INC.
      100% Owned Subsidiary
      Incorporated in the State of Delaware

VII.  EDCO ENVIRONMENTAL SYSTEMS, INC.
      100% Owned Subsidiary
      Incorporated in the State of Texas

VIII. DISTRIBUTOR INFORMATION SYSTEMS CORPORATION
      100% Owned Subsidiary
      Incorporated in the State of Texas